            As filed with the Securities and Exchange Commission on
                              December 29, 1999.

                                        Registration Statement No. 333-04805
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              -------------------


                        POST EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------


                            MANDALAY RESORT GROUP*
                            ----------------------
              (Exact name of issuer as specified in its charter)


        NEVADA                                       88-0121916
------------------------                        --------------------
(State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)               Identification No.)


3950 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, NEVADA               89119
-----------------------------------------------------       ------------
(Address of Principal Executive Offices)                     (Zip Code)


                        1995 SPECIAL STOCK OPTION PLAN
                             ---------------------
                           (Full Title of the Plan)


                       Yvette E. Landau, General Counsel
                             Mandalay Resort Group
                        3950 Las Vegas Boulevard South
                              Las Vegas, NV 89119
                             ---------------------
                    (Name and address of agent for service)

                                (702) 632-6700
                             ---------------------
        (Telephone number, including area code, of agent for service)


                                  Copies to:
                           Howell J. Reeves, Esquire
                    Wolf, Block, Schorr and Solis-Cohen LLP
                         1650 Arch Street -- 22nd Floor
                            Philadelphia, PA 19103
                                (215) 977-2000
-------------------
* Effective June 18, 1999 Circus Circus Enterprise, Inc. amended its Articles of Incorporation to change it name to Mandalay Resort Group.

  This amendment is filed solely for the purpose of removing from registration the 3,290,000 shares of common stock covered by this registration statement which remain unsold and are no longer being offered hereby.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 28th day of December, 1999.

                                        MANDALAY RESORT GROUP


                                        By:   Michael S. Ensign
                                           -----------------------------------
                                              Michael S. Ensign, Chairman
                                              of the Board and Chief Executive
                                              Officer


                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael S. Ensign and Glenn Schaeffer, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                                   Date
---------                               -----                                   ----
Michael S. Ensign                       Chairman of the Board                   December 28, 1999
------------------------                and Chief Executive
Michael S. Ensign                       Officer (Principal
                                        Executive Officer)

Signature                               Title                                   Date
---------                               -----                                   ----
William A. Richardson                   Vice Chairman of the Board              December 28, 1999
------------------------
William A. Richardson


Glenn W. Schaeffer                      President, Chief Financial              December 28, 1999
------------------------                Officer, Treasurer and Director
Glenn W. Schaeffer                      (Principal Financial Officer)


Les Martin                              Vice President and                      December 28, 1999
------------------------                Chief Accounting Officer
Les Martin                              (Principal Accounting Officer)


William E. Bannen                       Director                                December 28, 1999
------------------------
William E. Bannen


Arthur H. Bilger                        Director                                December 28, 1999
------------------------
Arthur H. Bilger


Michael D. McKee                        Director                                December 28, 1999
------------------------
Michael D. McKee


Rose McKinney-James                     Director                                December 28, 1999
------------------------
Rose McKinney-James


Donna B. More                           Director                                December 28, 1999
------------------------
Donna B. More

                                      II-2